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                                                                     EXHIBIT 8.1


                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]



                                August 13, 1999



S3 Incorporated
2841 Mission College Boulevard
Santa Clara, CA 95054-1838

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-4 (the "Registration Statement") being filed by S3 Incorporated, a Delaware Corporation ("S3"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of S3's common stock to be issued incident to the merger described in the Registration Statement (the "Merger") of S3's wholly owned, transitory merger subsidiary with and into Diamond Multimedia Systems, Inc., a Delaware corporation, in our opinion the discussion under the caption "Certain United States Federal Income Tax Consequences of the Merger" in the Registration Statement sets forth the material United States federal income tax considerations generally applicable to the Merger.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Joint Proxy Statement/Prospectus included therein.


                                   Very truly yours,

                                   /s/ Pillsbury Madison & Sutro LLP